Exhibit 99.01

News

Media Contact:          Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
            Dan Tucker
404-506-5310
dstucker@southernco.com

Nov. 5, 2012

Southern Company third quarter earnings
reflect mild weather, uncertain economy

ATLANTA – Southern Company (NYSE: SO) today reported third quarter earnings of $976 million, or $1.11 a share, compared with $916 million, or $1.07 a share, for the same period a year ago.

For the nine months ended Sept. 30, 2012, Southern Company’s earnings were $1.97 billion, or $2.26 a share, compared with $1.94 billion, or $2.27 a share, for the same period a year ago.

Earnings for the nine months ended Sept. 30, 2012, included 2 cents a share of insurance recovery related to the March 2009 settlement agreement with MC Asset Recovery, LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spinoff.  Excluding the impact of that recovery, Southern Company earned $2.24 a share for the first nine months of 2012, compared with $2.27 a share for the first nine months of 2011.

Operating revenues for the third quarter of 2012 were $5.05 billion, compared with $5.43 billion for the same period a year ago, a 7.0 percent decrease. For the first nine months of 2012, operating revenues were $12.83 billion, compared with $13.96 billion for the same period last year, an 8.1 percent decrease. The third quarter and year-to-date decreases were primarily due to lower fuel costs that were passed through to customers.

Earnings for the third quarter of 2012 were negatively influenced by milder-than-normal weather as compared to warmer-than-normal weather for the same period in 2011. This effect was offset by reductions in non-fuel operations and maintenance expenses and by other revenue effects across the company’s traditional operating units.

“After a promising first six months of 2012, the economy has slowed due to uncertainty around the elections, the fiscal cliff and the slowing world economy,” said Thomas A. Fanning, Southern Company chairman, president and CEO. “Until these issues are resolved, the near-term outlook for the national economy will be unclear. We continue to believe that the long-term prospects for the Southeast remain strong relative to other portions of the country.”

Retail kilowatt-hour sales in Southern Company’s four-state service territory decreased 4.0 percent in the third quarter of 2012 compared with the third quarter of 2011. Residential and commercial sales – which were affected by milder weather during the third quarter of 2012 compared to the third quarter of 2011 – decreased 7.2 percent and 2.4 percent, respectively, while industrial sales decreased 1.9 percent.

For the year to date, kilowatt-hour sales to retail customers decreased 3.7 percent compared with the same period a year ago. Residential sales decreased 8.3 percent, commercial sales decreased 2.3 percent and industrial sales decreased 0.1 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, decreased 4.9 percent in the third quarter of 2012 compared with the same period in 2011. On a year-to-date basis, total energy sales decreased 5.0 percent compared with the same period in 2011.

Southern Company’s financial analyst call will begin at 11 a.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its third quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 43,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for energy innovation, excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company is leading the nation’s nuclear renaissance through the construction of the first new nuclear units to be built in a generation of Americans and is demonstrating its commitment to energy innovation through development of a state-of-the-art coal gasification plant. Southern Company has been recognized by the U.S. Department of Defense and GI Jobs magazine as a top military employer and listed by DiversityInc as a top company for Blacks. The company received the 2012 Edison Award from the Edison Electric Institute for its leadership in new nuclear development, was named Platts’ 2011 Power Company of the Year and is continually ranked among the top utilities in Fortune's annual World's Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the economy and customer growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, and Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), the effects of energy conservation measures, and any potential economic impacts resulting from federal budgetary decisions; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes projects involving facility designs that have not been finalized or previously constructed; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission approvals, Nuclear Regulatory Commission actions, and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper County integrated coal gasification combined cycle facility, including Mississippi Public Service Commission approvals, potential U.S. Department of Energy loan guarantees, the South Mississippi Electric Power Association purchase decision, satisfaction of requirements to utilize investment tax credits and grants, and the outcome of any further proceedings regarding the Mississippi Public Service Commission’s issuance of the certificate of public convenience and necessity; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the Southern Company system’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

# # #